Exhibit 10.25

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 15th day of April, 2013 by and between Health Enhancement Products, Inc. a Nevada corporation (“Purchaser"), and Essex Angel Capital, Inc., a corporation governed by the Canada Business Corporations Act ("Seller").

RECITALS

WHEREAS, on February 22, 2013, Seller and Purchaser executed a term sheet ("Term Sheet") pursuant to which Seller agreed to use its commercially reasonable efforts to foreclose upon and acquire all right, title and interest in and to the Assets (as defined below) from Wellness Indicators, Inc., a Michigan corporation (“Wellness”), pursuant to its 1st perfected security interest in the Assets (the “security interest”);

WHEREAS, the Term Sheet contemplated upon Seller obtaining title to the Assets, Seller would (subject to certain inter-creditor agreement) sell the Assets to Purchaser as set forth herein;

WHEREAS, the Term Sheet further provided the parties would enter into a definitive Asset Purchase Agreement which definitive agreement is set forth herein (the "Agreement");

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE I - ASSETS

“Assets” means all right, title and interest in and to the Wellness Trademarks, Copyrights and Patents, together with (i) all registrations of and applications therefor, as applicable; (ii) all reissues, divisions, continuations, continuations in part, substitutes, renewals, and extensions thereof, all improvements and developments thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto; (iii) the goodwill of the business symbolized by and associated with such items and the registrations; (iv) all mask works and all applications, registration and renewals in connection therewith; (v) all prototypes, prototype inventories, software source codes, software executable codes, forms, chemistries, notebooks copies and tangible embodiments thereof (in whatever form or medium) of the foregoing items; and (vi) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Trademarks, Copyrights, Patents or the registrations thereof or such associated goodwill that Seller may obtain, using its commercially reasonable efforts, after its foreclosure upon such assets pursuant to its 1st perfected security interest in  such assets.

ARTICLE II - ACQUISITION OF THE ASSETS

2.1

Subscription for Shares.

Within five (5) days after Seller’s execution of this Agreement, the Seller shall receive, by wire transfer or certified cheque, $150,000.00CAN, from certain investors, to acquire units of the Seller (the “Units”) at a price of $0.05CAN per Unit or such other price as may be permissible under the policies of the TSX Venture Exchange. Each Unit shall consist of one common share in the capital of the Seller and one common share purchase warrant. The sale of the Units by the Seller is subject to receipt by Seller of all necessary regulatory approvals, including the approval of the TSX Venture Exchange. The Seller shall use the funds from the sale of the Units, in a commercially reasonable manner, to finance the foreclosure process with respect to the Assets as outlined herein inclusive of the discharge of all liens that are or may be asserted against the Assets. The closing of the sale of the Units shall be a condition precedent to the closing of the transactions contemplated hereby.

2.2

Obtaining Title to Assets.

Seller agrees to use its commercially reasonable efforts to,  as expeditiously as possible in accordance with the procedures permitted under applicable law,  foreclose upon and acquire all right, title and interest in and to the Assets from Wellness pursuant to its 1st perfected security interest in the Assets. Seller further agrees to use its commercially reasonable efforts to insure that pursuant to certain inter-creditor agreement and other similar agreements to which Seller is a party, that the Assets acquisition shall be completed in a manner so as to allocate to Seller the maximum right, title and interest in the Assets.

2.3

Purchase & Delivery of Assets. In the event that the Seller obtains all right, title and interest in the Assets, Seller shall notify Purchaser that the Assets have been obtained by Seller pursuant to the foreclosure process free and clear of all claims by Wellness and other creditors who may have had an interest in the Assets. Within 10 days thereafter, upon election of Purchaser to purchase the Assets, a Closing (as hereinafter defined) shall be conducted whereby Seller shall endorse and deliver to Purchaser such assignments, bills of sale and other documents as may reasonably be required by Purchaser to transfer all right, title and interest in and to the Assets to Purchaser. Each of the Seller and the Purchaser agrees to execute such instruments, documents, certificates or assignments as may be necessary to effectuate the transfer of all right, title and interest in the individual patents, trademarks, copyrights and all applications thereof and other intellectual property comprising the Assets with the appropriate governmental authorities. Upon receipt of such documents, Purchaser shall become the beneficial and record holder of the Assets and entitled to all of the rights, benefits and privileges with respect thereto. The documents representing the Assets shall be delivered by Seller to Purchaser at the Closing and will be free of all encumbrances, liens, security interests or other claims.

At the Closing, the Assets which will be transferred to Purchaser in exchange for the Consideration Shares (as hereinafter defined). Seller and Purchaser covenant that they shall not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way with this paragraph.

2.4

Purchase Price for Assets. The aggregate purchase price for the Assets shall be One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00US) paid in the common stock of the Purchaser (the “Consideration Shares”) with each such share being issued at the lesser of (i) $0.31 per share; or (ii) a price equal to the weighted average price of said shares on the OTCBB (as hereinafter defined) for 20 consecutive trading days ending on the date of Closing (date of such closing being the “Closing Date”) plus a 20% premium amount.

2.5

Best Offer. Notwithstanding anything set forth in this Agreement, in the event that the Seller receives an offer from a third-party to purchase the Assets, for a total consideration greater than $1,100,000US (the “Best Offer Consideration”), the Seller shall have the right to sell the Assets to such third-party (the “Best Offer Sale”). Forthwith after the closing of the transactions resulting in the Best Offer Sale, the Seller shall pay to the Purchaser 20% of the Best Offer Consideration received by the Seller, net of: (i) the Seller’s transaction expenses; and (ii) such portion of the Best Offer Consideration as shall be required to be paid to other creditors of Wellness.

2.6

No Assumption of Liabilities. The Purchaser does not and shall not assume, pay, perform or discharge any liability of Seller or Wellness.  Seller shall file all documents required by all applicable governmental entities to release all security interests and/or liens against the Assets prior to Closing and tender the Assets to the Purchaser free and clear of liens and encumbrances and will provide Purchaser at Closing with all recorded termination statements and releases to evidence such discharges as may be reasonably necessary.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

Contingent upon the Seller successfully foreclosing upon and obtaining all right, title and interest in the Assets (without any other similarly situated secured creditors of Wellness having any interest therein) and Purchaser agreeing to purchase the Assets to which Seller has obtained all right title and interest, Seller represents and warrants to Purchaser, and acknowledges that Seller is relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

3.1

Organization and Qualification of Seller. Seller is duly organized, validly existing and in good standing under the laws of Canada and is duly qualified and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary or, if not, then such lack of authorization will not materially adversely affect the Purchaser's purchase and use of the Assets. The Seller has all requisite power and authority to own and sell the Assets. The requisite certified copies of the documents evidencing said fact shall be complete and correct and delivered to Purchaser at Closing. The Seller’s obligation herein shall not create a default under or in violation of any provision of its governing documents or laws.

3.2

Authorization. This Agreement has been duly and validly executed and delivered by Seller and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of Seller  enforceable in accordance with their terms. Seller is authorized to enter into the transactions contemplated herein by its governing board or other authority. This Agreement constitutes, and all other agreements contemplated hereby to be executed and delivered by the Seller will when executed and delivered constitute, the legal, valid and binding obligations of, and be enforceable in accordance with their respective terms against Seller.

3.3

No Conflicting Agreements. The execution and delivery of this Agreement by Seller does not, and consummation by Seller of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller or the Assets, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the governing documents of Seller or of any agreement or instrument to which Seller is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the Assets.

3.4

Compliance with Applicable Law. Seller has not received any notice or information of any violation, probable violation or default by Seller under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Seller's operations which could materially adversely affect the Assets, or Seller’s ability to consummate the transaction contemplated herein.

3.5

Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Purchaser by or on behalf of Seller in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

3.6

No Known Adverse Effects. There is no fact known to Seller, or to its knowledge its officers, directors or employees, which materially adversely affects or will materially adversely affect the Assets which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to Purchaser by or on behalf of Seller in connection herewith.

3.7

Consents and Approvals. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, does not require Seller to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the Assets or the transactions contemplated hereby, (iii) approval of the Seller's governing authority, which shall be obtained prior to the execution hereof; and (iv) the approval of the TSX Venture Exchange.

3.8

Violations. There are no actions, proceedings or investigations pending or threatened against Seller or the Assets before any court or administrative agency which could result in any material adverse change in Seller transferring valid right, title and interest in the Assets to Purchaser.

3.9

Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with representatives of Purchaser, without the intervention of any person in such manner as to give rise to any valid claim by any person against Purchaser for a finder's fee, brokerage commission, or similar payment. All rights of indemnity hereunder shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

3.10

Taxes. Seller shall pay all taxes arising out of the transfer of the Assets and shall be responsible for all personal property taxes for the Assets through the time of the Closing. Purchaser shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind related to the Assets for any period prior to the Closing Date.

3.11

Ownership. Seller shall be as of the time of Closing the legal owner, beneficially and of record, of the Assets free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.

3.12

Restricted Securities. Seller acknowledges that the Consideration Shares have not been registered under the United States Securities Act of 1933, as amended (the U.S. Securities Act”), or any state securities laws and are being sold pursuant to an exception from such registration requirements under Rule 903 of Regulation S of the U.S. Securities Act (“Regulation S”). The Consideration Shares are deemed “restricted securities” as that term is defined in Rule 144 of the U.S. Securities Act and will contain a restrictive legend (the “Restrictive Legend”) as required under Regulation S.

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Contingent upon the Seller successfully foreclosing upon and obtaining all right, title and interest in the  Assets (without any other similarly situated secured creditors of Wellness having any interest therein) and Purchaser agreeing to purchase the Assets to which Seller has obtained all right title and interest, Purchaser represents and warrants to Seller, and acknowledges that Seller is relying upon such representations, warranties and covenants in connection with the matters contemplated by this Agreement, that:

4.1

Organization and Qualification of Purchaser. Each of the Purchaser and the Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be, and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Purchaser or the Subsidiaries and each of the Purchaser and the Subsidiaries has the full corporate power and authority to own and operate its respective properties and to carry on its respective business. The Purchaser and the Subsidiaries are each presently qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Purchaser’s and the Subsidiaries’ financial condition, results of operations, assets (including intangible assets), liabilities, capitalization, ownership, prospects or business as currently conducted or currently proposed to be conducted, taken as a whole (a “Material Adverse Effect”).

4.2

Subsidiaries. The Purchaser has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity, other than HEPI Pharmaceuticals, Inc. and Health Enhancements Corporation (collectively, the “Subsidiaries”). The Purchaser owns all of the issued and outstanding shares of each of the Subsidiaries, all of the issued and outstanding shares of the Subsidiaries are issued as fully paid and non-assessable shares, free and clear of all liens whatsoever, and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Purchaser or the Subsidiaries of any interest in any of the shares in the capital of the Subsidiaries.

4.3

Authorization. This Agreement has been duly and validly executed by Purchaser and the agreements, representations, and warranties contained herein constitute valid and binding obligations, representations, and warranties of Purchaser enforceable in accordance with their terms.

4.3

No Conflicting Agreements. The execution and delivery of this Agreement by Purchaser does not, and consummation by Purchaser of the transactions contemplated hereunder will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any agreement or instrument to which Purchaser or each of the Subsidiaries is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon Purchaser, the Subsidiaries or any of their assets.

4.4

Compliance with Applicable Law. Purchaser has not received any notice or information of any violation, probable violation or default by Purchaser under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Purchaser's operations which could materially adversely affect Purchaser’s ability to consummate the transaction contemplated herein.

4.5

Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Seller by Purchaser in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.

4.6

Consents' and Approvals. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing, and (ii) those which the failure to obtain would have no Material Adverse Effect on the transactions contemplated herein or the Purchaser.

4.7

Licenses. The Purchaser and each of the Subsidiaries hold all material requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on their respective business and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing;

4.8

Title to Property and Assets. The Purchaser and each of the Subsidiaries is the absolute legal and beneficial owners of, and has good and marketable title to, all of the material property or assets thereof and no other property or assets are necessary for the conduct of the business of the Corporation or each of the Subsidiaries as currently conducted, (ii) none of the Corporation or the Subsidiaries knows of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such property or assets, and (iii) other than in the ordinary course of business, none of the Corporation or the Subsidiaries has any responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

4.9

No Default. The Purchaser’s shares of common stock (the “Common Shares”) are quoted on the Over-the-Counter Bulletin Board (the “OTCBB”). The Purchaser is not in default of any requirement of any applicable securities laws. The Purchaser is in compliance in all material respects with its timely disclosure obligations under applicable securities laws and the rules and regulations of the OTCBB.

4.10

No Cease Trading. No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Purchaser has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Purchaser, are pending, contemplated or threatened by any regulatory authority.

4.11

No Legal Proceeding. There is no action, suit, judgment, proceeding or investigation outstanding or pending or threatened against or affecting the Purchaser or the Subsidiaries, or their respective directors or officers, by any foreign or domestic governmental authority, which is, or could reasonably be expected to, result in a Material Adverse Effect and to the knowledge of the Purchaser there is no reasonable basis therefor and none of the Purchaser or the Subsidiaries are subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any foreign or domestic governmental authority which, either separately or in the aggregate, may have a Material Adverse Effect or would adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

4.12

No Disposition of Assets. Neither the Purchaser nor either of the Subsidiaries has approved or has entered into any binding agreement in respect of:

(i)

the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Purchaser or the Subsidiaries, whether by asset sale, transfer of shares or otherwise, other than in the ordinary course of business;

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Purchaser or the Subsidiaries or otherwise) of the Purchaser or the Subsidiaries; or

(iii)

a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 5% or more of the outstanding shares of the Purchaser or the Subsidiaries;

4.13

Taxes. All taxes (including, where applicable, income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Purchaser and the Subsidiaries have been paid, except where the failure to pay such Taxes would not have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Purchaser and the Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents or any incompletions, inaccuracies or omissions would have a Material Adverse Effect.  The Purchaser is not aware that any examination of any tax return of the Purchaser or the Subsidiaries is currently in progress and the Purchaser is not aware of issues or disputes outstanding with any governmental authority regarding claims by any foreign or domestic governmental authority that additional Taxes may be payable, by the Purchaser or the Subsidiaries, in any case except where such examinations, issues or disputes would not have a Material Adverse Effect;

4.14

Intellectual Property. The Purchaser and each of the Subsidiaries owns or possesses sufficient legal rights in and to or has submitted an application for all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes, works of authorship, software code, inventions (whether or not patentable), improvements, technology, trade secrets, know-how and similar proprietary rights (collectively, “Intellectual Property”) necessary to conduct the respective business of the Purchaser and the Subsidiaries as presently conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. Without limiting the foregoing: (i) all Intellectual Property used in or necessary to the conduct of the business of each of the Purchaser and the Subsidiaries as presently conducted and as presently proposed to be conducted was (x) written, created, or reduced to practice solely by the employees or consultants of the Purchaser or the Subsidiaries acting within the scope of their employment or consulting duties who have entered into a confidentiality agreement and invention assignment agreement or by third parties who have validly and irrevocably assigned such Intellectual Property and all of their rights thereto and therein to the Purchaser or to either of the Subsidiaries pursuant to a confidentiality agreement and invention assignment agreement or (y) licensed from a third party pursuant to a valid written agreement; (ii) all of the issued patents in the Intellectual Property  are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and are valid and enforceable; (iii) no such patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding; (iv) to the knowledge of the Purchaser, there is no potentially interfering patent or patent application of any third party; (v) in all patents and patent applications in the Intellectual Property, all the relevant, material prior art known to the inventors and those involved in the prosecution has been brought to the attention of the relevant patent authorities; (vi) there are no options, licenses or agreements between the Purchaser or either of the Subsidiaries and any other person or entity with respect to Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Purchaser thereunder; (vii) neither the Purchaser nor either of the Subsidiaries has  infringed upon or has otherwise violated any Intellectual Property of any other person or entity, and neither the Purchaser nor either of the Subsidiaries has received any communication alleging that the Purchaser or either of the Subsidiaries has infringed upon or has otherwise violated any Intellectual Property of any other person or entity; (viii) none of the Intellectual Property of the Purchaser or the Subsidiaries has been or is being infringed or otherwise used or available for use, by any other person; (ix) the Purchaser or either of the Subsidiaries is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted; (x) there are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Purchaser or either of the Subsidiaries is a party or by which it is bound that involve indemnification by the Purchaser or either of the Subsidiaries with respect to infringements of Intellectual Property; and (xi) all material technical information developed by and/or belonging to the Corporation or to the Subsidiaries which has not been copyrighted or protected has been kept confidential

4.15

Agreements and Constating Documents. Any and all of the agreements and other documents and instruments pursuant to which the Purchaser and the Subsidiaries hold the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, neither the Purchaser or nor either of the Subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and other agreements pursuant to which the Purchaser or either of the Subsidiaries derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or agreement.  None of the material properties (or any interest in, or right to earn an interest in, any property) of the Purchaser or either of the Subsidiaries is subject to any right of first refusal or purchase or acquisition right. Neither the Purchaser nor either of the Subsidiaries is in violation of its constating documents or in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound.

4.16

Securities. The Purchaser’s authorized share capital consists of 200,000,000 Common Shares, $0.001 par value, of which 105,670,927 Common Shares are issued and outstanding. No person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued Common Shares or securities of the Purchaser other than: (i) options to purchase -0- Common Shares; (ii) warrants to purchase 18,288,363  Common Shares; and (iii) $2,649,159.00 principal amount of debentures convertible into Common Shares at a price of $.12 per share, which debentures expire at various dates through November 19, 2014. There is no agreement to which the Purchaser is a party in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Purchaser.

4.17

Bankruptcy. None of the Purchaser or the Subsidiaries, or to the Purchaser’s knowledge any creditor of the Purchaser or the Subsidiaries or any other person has instituted any proceeding or taken any corporate action or executed any agreement in connection with the commencement of any proceeding seeking to adjudicate the Purchaser or either of the Subsidiaries as bankrupt or insolvent; seeking liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of Purchaser or the Subsidiaries or any material part of their property or debt, or making a proposal with respect to the Purchaser or the Subsidiaries under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws; or seeking appointment of a receiver, trustee, agent, custodian or other similar official for the Purchaser or the Subsidiaries or for any material part of their properties and assets.

4.18

Consideration Shares. The Purchaser has allotted and reserved sufficient number of Common Shares to be issued as Consideration Shares and the Consideration Shares shall be issued as fully paid and non-assessable common stock of the Purchaser.

4.19

Loans. Other than in accordance with the ordinary course of its respective business, neither the Purchaser nor either of the Subsidiaries have made any material loans to or guaranteed the material obligations of any person.

4.20

Leased Premises. With respect to each premise of the Purchaser or either of the Subsidiaries and which the Purchaser or either of the Subsidiaries occupies as tenant (the “Leased Premises”), the Purchaser or either of the Subsidiaries occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Purchaser and/or either of the Subsidiaries occupies the Leased Premises is in good standing and in full force and effect.

4.21

Insurance.  The assets of the Purchaser and the Subsidiaries and their respective business and operations are insured against loss or damage with responsible insurers with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their business and such coverage is in full force and effect, and the Purchaser has not failed to promptly give any notice of any material claim thereunder to the Seller.

4.22

Minute Books. The minute books and records of the Purchaser and the Subsidiaries made available to the Seller’s counsel in connection with its due diligence investigation of the Purchaser and the Subsidiaries are all of the minute books and records of Purchaser and the Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the board of directors and all standing committees of the board of directors of the Purchaser and the Subsidiaries and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the boards of directors of the Purchaser and the Subsidiaries not reflected in such minute books and other records.

4.23

Environment Law. The Purchaser and the Subsidiaries are not in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the Leased Premises, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively, the “Environmental Laws”) which could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing the Purchaser does not have any knowledge of and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Purchaser or the Subsidiaries or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Purchaser is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and none of the Purchaser or the Subsidiaries nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any governmental authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, in each case which could reasonably be expected to have a Material Adverse Effect.

4.24

Labour. There is not currently any labour disruption, grievance, arbitration proceeding or other conflict which could reasonably be expected to have a Material Adverse Effect and the Purchaser and the Subsidiaries are in compliance with all provisions of all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where non-compliance with any such provisions would not have a Material Adverse Effect. The Purchaser is not aware of any existing or imminent labour disruption, grievance, arbitration proceedings or other conflict directly involving the employees of any of its principal suppliers, manufacturers or customers which could reasonably be expected to have a Material Adverse Effect. No union has been accredited or otherwise designated to represent any employees of the Purchaser or the Subsidiaries and, to the Purchaser’s knowledge, no accreditation request or other representation question is pending with respect to the employees of the Purchaser or the Subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the facilities of the Purchaser or the Subsidiaries and none is currently being negotiated by Purchaser or the Subsidiaries.

4.25

Accounting Controls. The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, and (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity in all material respects with U.S. generally accepted accounting principles and to maintain accountability for assets.

4.26

Proposed Legislation. The Purchaser is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will have a Material Adverse Effect.

4.27

Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by representatives of Purchaser directly with Seller, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person against Seller for a finder's fee, brokerage commission or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

4.28

SEC Registration. The Purchaser has a class of securities registered under Section 12 of the United States Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and has filed all reports required to be filed under Section 13 of the U.S. Exchange Act.

4.29

Shell Company Status.  The Purchaser is not a “shell company” as such term is defined in Rule 405 under the U.S. Securities Act.

4.30

U.S. Exchange Act Reports. As long as the Seller is the beneficial owner of any Consideration Shares, the Purchaser shall use comerically reasonable efforts to timely file all reports required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13 of the U.S. Exchange Act, and Purchaser shall not terminate its status as a reporting issuer required to file reports under the U.S. Exchange Act even if the U.S. Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

4.31

Resale Registration Statement. The Purchaser shall use its commerically reasonable efforts to file a resale registration statement with the SEC for the Consideration Shares and each time that the Purchaser proposes for any reason to register any of its common stock or other securities under the U.S. Securities Act in connection with the proposed offer and sale of its common stock or other securities, for either its own account or on behalf of any other security holders (a “Proposed Registration”), the Purchaser shall promptly give written notice of such proposed registration to the Seller and shall offer the Seller the right to request inclusion of the Consideration Shares in the Proposed Registration.

4.32

Legal Opinion. At any time after six months following the Closing Date, upon request of the Seller, the Purchaser shall use commerically reasonable efforts to cause its legal counsel to provide the Seller with a legal opinion in order to remove the Restrictive Legend and to sell the Consideration Shares pursuant to Rule 144 of the U.S. Securities Act or any applicable available exemption.

4.33

Tax Consequences. The Purchaser acknowledges that there may be tax consequences as a result of the acqusition of the Assets and has been advised by independent legal, tax and other professional advisors.

ARTICLE V - CONDITIONS PRECEDENT TO CLOSING

5.1

Conditions Precedent to Closing. The obligations to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before Closing, of the following conditions (unless waived, in writing, in the manner provided in Section 5.1(d) hereof):

(a)

Representations and Warranties of Purchaser. (i) The representations and warranties of the parties shall be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement; and (ii) the parties shall have performed all obligations and complied with all covenants required to be performed or to be complied with by such party under this Agreement prior to or at the Closing including the delivery of all documents required at the Closing.

(b)

Action. All action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the parties.

(c)

No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the Assets as a result of the transactions contemplated hereby; (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets; (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or agreements otherwise contemplated hereby; or (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d)

Waiver of Conditions Precedent. Either party may waive any or all of the conditions precedent set forth herein, either prospectively or retroactively, by giving written notice of such waiver to the other party. No waiver of any condition precedent pursuant to this paragraph 5.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

(e)

No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on Seller’s sale or Purchaser’s purchase of all or substantially all of the Assets.

 (f)

Governmental Filings. All material governmental filings, authorizations  and approvals, including the approval of the TSX Venture Exchange, that are required for the consummation of the transactions contemplated herein shall have been duty made and obtained by Seller (except filings required by Purchaser pursuant to applicable securities laws).

(g)

Bring-Down Certificate. Each party shall deliver to the other, a certificate dated the Closing Date signed by the President and Chief Executive Officer of party or such other senior officer(s) of the party as may be acceptable to the other party, that

(i)

the party has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the time of Closing; and

(ii)

the representations and warranties of the party contained herein are true and correct as at the time of Closing, with the same force and effect as if made on and as at the time of Closing after giving effect to the transactions contemplated hereby.

5.2

Conditions Precedent to Closing. The obligations of the Seller to consummate and effect this Agreement is subject to:

(a)

The Seller’s satisfaction with its due diligence investigation of the Purchaser.

(b)

The Seller receiving the items set forth in Section 9.3 hereof.

ARTICLE VI - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Except as otherwise stated below, the representations, warranties, covenants and agreements made by the respective parties in this Agreement or in a writing executed and delivered in connection with the transactions contemplated herein shall survive the Closing. All covenants, agreements, representations and warranties made herein or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, notwithstanding any investigation heretofore or hereinafter made by or on behalf of the parties prior to the Closing.

ARTICLE VII - INDEMNIFICATION

7.1

Indemnification. Subject to the provisions of Article VII, each party agrees to indemnify and hold the other party harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from (i) any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement made as a part of or contained in this Agreement or in any document executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from: (i) any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to each party and waived in writing as of the Closing; or (ii) fraud, negligence or willful misconduct on behalf of the Indemnified Party (as hereinafter define). .

The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss". All claims for indemnification by any Indemnified Party under this Article VII shall be asserted and resolved as follows:

(a)

In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within twenty (20) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said twenty (20) day period. The Indemnifying Party shall have 10 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and Its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

(b)

In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes such claim, as provided above, such dispute shall be resolved by arbitration as provided in Section 10.11.

7.2

Payment of Claim. Upon the determination of the liability of a party under this Article VII, after payment by the Indemnified Party of, or upon entry of final judgment or reaching of a settlement in respect of an Indemnifiable Claim, or determination of a Loss to the Indemnified Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within ten (10) days after receipt of such notice pay to the Indemnified Party the amount of the payment, judgment, settlement or loss, as the case may be.

7.3

Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

ARTICLE VIII - TERMINATION AND BREACH

8.1

Termination and Abandonment.  This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned without liability on the part of any party to any other party at any time before the Closing Date, by (i) mutual consent of Purchaser and Seller; or (ii) by Purchaser due to Seller’s failure to obtain a sufficient number of the Assets in the foreclosure process and settlement of asset division with similarly situated creditors of Wellness.

8.2

Subscription for Units. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned without liability on the part of the Seller at any time before the Closing Date in the event that the Seller does not receive $150,000 in connection with the sale of the Units within the timeline set forth in Section 2.1 hereof.

8.3

Subscription upon Termination. In the event that this Agreement is terminated, the Purchaser shall forthwith sell to the Seller up to 150,000 Common Shares at a price equal to a 20% discount to the weighted average price of said shares on the OTC for 45 consecutive trading days ending on the date of termination of this Agreement. The number of Common Shares to be purchased by the Seller, if any, shall be determined in the sole discretion of the Seller.

ARTICLE IX - CLOSING

9.1

Closing. The closing of  the transaction resulting in the transfer of the Assets from the Seller to the Purchaser (the "Closing") shall be not later than ten (10) days after the date that the Seller obtains the Assets free and clear of any and all liens, claims, charges, taxes, encumbrances, pledges, security interests, options or other restrictions of any kind, unless a later date is mutually agreed upon by the parties.

9.2

Seller's Deliveries at Closing. At the Closing, Seller shall deliver the following documents to the Purchaser all of which shall be reasonably satisfactory in form and substance to the Purchaser and its counsel:

(a)

Assignments/Bills of Sale. Assignments and/or Bills of Sale for the Assets  together with such instruments, conveyances, certificates of title, assurances and other documents as may be required to sell, convey and transfer all right, title and interest to the Assets from Seller to the Purchaser free and clear of any and all liens, claims, charges, taxes, encumbrances, pledges, security interests, options or other restrictions of any kind.

(b)

Consents and Approvals. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which Seller is subject, bound or a party, or by which Seller or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Agreement without contravention, violation or breach by the Seller of any of the terms thereof.

(c)

Certificates. Certificate of good standing for each party as of a date reasonably prior to the Closing.

(d)

Resolutions. Certified copy of resolutions of Seller authorizing, inter alia, the execution and delivery of this Agreement, the sale of the Assets and the other transactions contemplated under this Agreement.

(e)

Other documents. Such other documents, instruments, certificates and agreements as Purchaser and its counsel may reasonably request.

9.3

Purchaser's Deliveries at Closing. At the Closing, Purchaser shall deliver the following documents to Seller all of which shall be in a form reasonably acceptable to Seller and their counsel:

(a)

Stock Certificates. The stock certificates of Purchaser representing the purchase price for the Assets referred to in Section 2.4 duly endorsed and issued.

(b)

Consents and Approval. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which the Purchaser is a party, or by which it or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by the Purchaser of any of the terms thereof.

(c)

Resolutions. Certified copy of resolutions of the Board of Directors of the Purchaser authorizing, inter alia, the execution and delivery of this Agreement, the Stock Certificates, the purchase of the Assets and the other transactions contemplated hereby.

(d)

Officer’s Certificate. a certificate dated the Closing Date signed by the President and Chief Executive of the Purchaser or such other senior officer(s) of the Purchaser as may be acceptable to the Purchaser, in form and content satisfactory to the Seller, acting reasonably, with respect to:

(i)

the articles and by-laws of the Purchaser;

(ii)

the resolutions of the Purchaser’s board of directors relevant the authorization of this Agreement and the transactions contemplated herein; and

(iii)

the incumbency and signatures of signing officers of the Purchaser.

(e)

Other Documents. Such other documents, instruments, certificates and agreements including without limitation, if assumed, the assumption of the lease, as Seller and its counsel may reasonably request.

ARTICLE X - MISCELLANEOUS

10.1

Notice. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

If to Purchaser:

Andrew Dahl

7 W. Square Lake Road

Bloomfield Hills, MI

(248)339-9839

adahl@health-enhancement-products.com

with a copy to:

Gary R. Trzaskos, Esq.

PO Box 113

Walled Lake, MI 48390

(248) 366-4011

gtrzaskos@comcast.net

If to Seller:

Richard Galdi

720 Ouellette Avenue - Suite 516

Windsor, Ontario

N9A 1C2

519-969-0129

rgaldi@essexangelcapital.com

with a copy to:

Joseph Ahern

430 N. Old Woodward

Second Floor

Birmingham, Michigan 48009

(248) 723-6102

JAhern@ahernfleury.com

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered or delivered by facsimile or e-mail transmission, or next business day if sent by overnight courier, or three days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

10.2

Entire Agreement. This Agreement, including all Exhibits hereto constitute the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

10.3

Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto and the heirs, personal representatives, executors and assigns of the Seller and the Purchaser. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.

10.4

Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder except as otherwise provided herein.

10.5

Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

10.6

Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan without regard to conflicts of laws principles.

10.7

Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by PDF or other electronic means, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

10.8

Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, all such amendment must be in writing signed by the parties

10.9

No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

10.10

Headings. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

10.11

Arbitration. In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Southfield, Michigan in accordance with the Arbitration Commercial Rules procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of an arbitrator, however, such application will only be made in the event the American Arbitration Association is not then in existence.

The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding including all costs and expenses (including reasonable attorney's and expert witness fees) to enter judgment upon or enforce any such award. Any award by arbitration pursuant to the terms of this Agreement, shall be final, non-appealable and binding upon the parties and may be entered as a judgment and enforced by any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Purchaser”

Health Enhancement Products, Inc. a Nevada corporation

/s/ Debra Chase

By: /s/ Andrew Dahl

Debra Chase

Andrew Dahl

/s/ Jennifer M. Falor

Its: President

Jennifer M. Falor

“Seller”

Essex Angel Capital, Inc., a Canadian investment issuer

/s/ Reni George

By: /s/ Richard Galdi

Reni George

Richard Galdi

/s/ Philip M. Rice II

Its:  Chairman and CEO

Philip M. Rice II